Exhibit 99.1
3M Reports First-Quarter 2023 Results;
Company Announces Restructuring Actions
ST. PAUL, Minn. – April 25, 2023 − 3M (NYSE: MMM) today reported first-quarter 2023 results.
“In the first quarter we continued our relentless focus on serving customers and aggressively managed costs,” said 3M chairman and CEO Mike Roman. “Market trends were as we expected, and we made changes to improve our operations and position us for success as supply chains improve.”
“To strengthen 3M for the future, today we announced actions that will reduce costs at the corporate center, further simplify and strengthen our supply chain structure, and streamline our go-to-market business models, which will improve margins and cash flow,” Roman continued. “We will continue to prioritize investments in high-growth end markets where 3M science gives us a clear competitive advantage.”
First-Quarter Highlights:
•Company reports GAAP earnings per share of $1.76.
•Adjusted earnings per share of $1.97, excluding the impact of special items.

	Q1 2023	Q1 2022
GAAP EPS	$1.76	$2.26
Special items	0.21	0.37
Adjusted EPS	$1.97	$2.63

Memo:
GAAP operating income margin	15.4%	18.6%
Adjusted operating income margin	17.9%	22.0%
See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.
•Sales of $8.0 billion, down 9.0 percent year-on-year, with organic sales decline of 4.9 percent year-on-year, a 1.3 percent headwind from divestitures and a 2.8 percent headwind from foreign currency translation due to strength of U.S. dollar.
•Adjusted sales of $7.7 billion, down 9.7 percent year-on-year with adjusted organic sales decline of 5.6 percent year-on-year which included a 3.4 percentage point headwind from the decline in disposable respirator demand, along with the 2022 exit of Russia.
•Operating cash flow was $1.3 billion, up 26 percent year-on-year, while adjusted free cash flow was $0.9 billion, up 24 percent year-on-year.
•3M returned $856 million to shareholders.
The above includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

3M Announces Restructuring Actions
3M is taking restructuring actions that are intended to make 3M stronger, leaner and more focused. The structural reorganization will reduce the size of the corporate center of the company, simplify supply chain, streamline 3M’s geographic footprint, reduce layers of management, and further align business go-to-market models to customers. These restructuring actions are expected to affect all functions, businesses, and geographies and will impact approximately 6,000 positions globally, in addition to the reduction of 2,500 global manufacturing roles announced in January 2023. 3M anticipates annual pre-tax savings of $700 million to $900 million upon completion of these actions.
These actions are expected to meaningfully reduce costs and drive long-term improvement in margins and cash flow while enabling a more efficient and effective structure for driving long-term growth. The company will continue to focus its commercial efforts in high-growth markets including automotive electrification, home improvement, personal safety, electronics, and health care. In addition, 3M will prioritize emerging growth areas such as climate technology, sustainable packaging, industrial automation, semiconductors, and next-generation consumer electronics.
The company expects total pre-tax charges of $700 million to $900 million inclusive of previous actions announced in January 2023. 3M expects to incur approximately half of the pre-tax charges in 2023, with $175 million to $250 million expected in the second quarter. The charges will be offset by pre-tax savings and are included in the company’s full-year 2023 guidance.
Full-Year 2023 Outlook
3M affirms its full-year expectations for 2023 including the following:
•-6 to -2 percent adjusted total sales growth^, reflecting adjusted organic sales growth^ of -3 percent to flat
•Adjusted earnings per share^ of $8.50 to $9.00
•Adjusted operating cash flow^ of $5.8 to $6.3 billion contributing to 90% to 100% adjusted free cash flow conversion^
^ As further discussed at * within the "Supplemental Financial Information Non-GAAP Measures" section, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference Call
3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay:
Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 22024174). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on May 2, 2023.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to unexpected events such as the public health crises associated with the coronavirus (COVID-19) global pandemic; (3) foreign currency exchange rates and fluctuations in those rates; (4) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2022 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company’s Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company’s ability to retain talent; potential impacts on the Company’s relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment (including whether an Internal Revenue Service private letter ruling will be sought or obtained); the risk that any consents or approvals required will not be obtained; risks associated with financings that may be undertaken and indebtedness that may be incurred in connection with the transaction; and (16) matters relating to the voluntary chapter 11 proceedings of the Company’s subsidiary Aearo Technologies and certain of its affiliates. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended March 31,
	2023	2022
Net sales	$8,031	$8,829

Operating expenses
Cost of sales	4,613	4,826
Selling, general and administrative expenses	1,705	1,882
Research, development and related expenses	472	480
Total operating expenses	6,790	7,188
Operating income	1,241	1,641

Other expense (income), net	52	38

Income before income taxes	1,189	1,603
Provision for income taxes	210	302
Income of consolidated group	979	1,301

Income (loss) from unconsolidated subsidiaries, net of taxes	2	2
Net income including noncontrolling interest	981	1,303

Less: Net income (loss) attributable to noncontrolling interest	5	4

Net income attributable to 3M	$976	$1,299

Weighted average 3M common shares outstanding – basic	552.7	572.3
Earnings per share attributable to 3M common shareholders – basic	$1.77	$2.27

Weighted average 3M common shares outstanding – diluted	553.2	575.0
Earnings per share attributable to 3M common shareholders – diluted	$1.76	$2.26

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$3,824	$3,655
Marketable securities – current	145	238
Accounts receivable – net	4,638	4,532
Inventories	5,306	5,372
Prepaids	558	435
Other current assets	492	456
Total current assets	14,963	14,688
Property, plant and equipment – net	9,247	9,178
Operating lease right of use assets	883	829
Goodwill and intangible assets – net	17,440	17,489
Other assets	4,353	4,271
Total assets	$46,886	$46,455
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$3,012	$1,938
Accounts payable	3,130	3,183
Accrued payroll	604	692
Accrued income taxes	268	259
Operating lease liabilities – current	263	261
Other current liabilities	3,279	3,190
Total current liabilities	10,556	9,523
Long-term debt	12,948	14,001
Other liabilities	8,031	8,161
Total liabilities	31,535	31,685
Total equity	15,351	14,770
Shares outstanding
March 31, 2023: 551,672,217
December 31, 2022: 549,245,105
Total liabilities and equity	$46,886	$46,455

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Three months ended March 31,
	2023	2022
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$1,275	$1,011

Cash flows from investing activities:
Purchases of property, plant and equipment	(475)	(424)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	86	92
Proceeds from sale of businesses, net of cash sold	—	13
Other investing activities	3	56

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(386)	(263)

Cash flows from financing activities:
Change in debt	(43)	(584)
Purchases of treasury stock	(29)	(773)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	187	164
Dividends paid to shareholders	(827)	(852)
Other financing activities	(4)	(9)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(716)	(2,054)

Effect of exchange rate changes on cash and cash equivalents	(4)	(11)

Net increase (decrease) in cash and cash equivalents	169	(1,317)
Cash and cash equivalents at beginning of year	3,655	4,564
Cash and cash equivalents at end of period	$3,824	$3,247

3M Company and Subsidiaries
SALES CHANGE ANALYSIS (a)
(Unaudited)

	Three months ended March 31, 2023
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	1.2%	(14.9)%	(4.5)%	(4.9)%
Divestitures	(1.6)	(1.0)	(1.0)	(1.3)
Translation	(0.5)	(5.4)	(4.9)	(2.8)
Total sales change	(0.9)%	(21.3)%	(10.4)%	(9.0)%

	Three months ended March 31, 2023
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(6.0)%	—%	—%	(2.9)%	(8.9)%
Transportation and Electronics	(8.0)	—	(1.0)	(3.4)	(12.4)
Health Care	1.4	—	(4.3)	(2.7)	(5.6)
Consumer	(6.8)	—	(0.3)	(1.9)	(9.0)
Total Company	(4.9)	—	(1.3)	(2.8)	(9.0)
(a)Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Business segment operating income excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”).
Effective in the first quarter of 2023, the measure of segment operating performance and segment composition used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) was updated. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The changes included the items described below. The financial information presented herein reflects the impact of these business segment reporting changes for all periods presented.
Reflecting gains/losses from sale of property, plant and equipment (PPE) and other assets within Corporate and Unallocated Change
3M updated its business segment operating performance measure to reflect all gains/losses from sales of PPE and other assets within Corporate and Unallocated. Previously, certain of these gains/losses were included in 3M’s business segments’ operating performance.
Movement of certain businesses between segments
The businesses associated with two groups of products (each with approximately $25 million in sales) were realigned with one moving from the Consumer business segment to the Health Care business segment and the other moving from the Health Care business segment to the Consumer business segment.
Also effective in the first quarter of 2023, the Consumer business segment re-aligned from four divisions to the following three divisions: Home, Health and Auto Care; Construction and Home Improvement Markets; and Stationery and Office.

BUSINESS SEGMENT INFORMATION	Three months ended March 31,
NET SALES
(Millions)	2023	2022
Safety and Industrial	$2,779	$3,051
Transportation and Electronics	2,050	2,340
Health Care	2,010	2,128
Consumer	1,192	1,309
Corporate and Unallocated	—	1
Total Company	$8,031	$8,829

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended March 31,
OPERATING INCOME (LOSS)
(Millions)	2023	2022
Safety and Industrial	$601	$627
Transportation and Electronics	294	464
Health Care	360	445
Consumer	179	219
Total business segment operating income (loss)	1,434	1,755
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(82)	(187)
Divestiture costs	(102)	—
Total corporate special items	(184)	(187)
Other corporate expense - net	(9)	73
Total Corporate and Unallocated	(193)	(114)
Total Company operating income	1,241	1,641

Other expense/(income), net	52	38
Income before income taxes	$1,189	$1,603
Corporate and Unallocated
Corporate and Unallocated operating income includes “corporate special items” and “other corporate expense-net”. Corporate special items include net costs for significant litigation associated with Combat Arms Earplugs and Aearo-respirator mask/asbestos matters during the chapter 11 bankruptcy period (which began in July 2022) and with PFAS-related other environmental matters. Corporate special items also include divestiture costs, gain/loss on business divestitures, divestiture-related restructuring costs, and Russia exit costs. Divestiture costs include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. Other corporate expense-net includes items such as net costs related to limited unallocated corporate staff and centrally managed material resource centers of expertise costs, corporate philanthropic activity, gains/losses from sales of PPE and other assets, and other net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs and income from transition supply, manufacturing, and service arrangements with Neogen Corporation following the 2022 split-off of 3M's Food Safety business. Items classified as revenue from this activity are included in Corporate and Unallocated net sales. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
In 2023, 3M changed certain of its non-GAAP measures by adjusting for the results of manufactured PFAS products in arriving at results, adjusted for special items. In the fourth quarter of 2022, 3M recorded a charge for PFAS manufacturing exit costs and included it as an adjustment in arriving at results, adjusted for special items. The 2023 non-GAAP measure change involved expanding the extent of adjustment to include the sales and estimates of income (including exit costs) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025. This change also impacts other non-GAAP measures such as adjusted free cash flow, adjusted free cash flow conversion and adjusted EBITDA to similarly include relevant special item adjustments for manufactured PFAS products. The information herein reflects the impacts of these changes for all periods presented.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful
•Net sales (and sales change)
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Operating income, segment operating income and operating income margin
•Income before taxes
•Provision for income taxes and effective tax rate
•Net income
•Earnings per share

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
•Adjusted EBITDA and adjusted EBITDA margin	Considered in evaluating and managing operations; meaningful in analyses of ongoing underlying operating trends
•Net debt	Meaningful as indicator of liquidity and measure of capital structure strategy
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Certain amounts adjusted for special items (non-GAAP measures):

	Three months ended March 31, 2022
(Dollars in millions, except per share amounts)	Net Sales	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective tax rate	Net Income Attributable to 3M	Earnings per Diluted Share
Safety and Industrial
GAAP amounts		$627	20.6%
Adjustments for special items:
Net costs for significant litigation		63
Total special items		63
Adjusted amounts (non-GAAP measures) (b)		$690	22.6%
Transportation and Electronics
GAAP amounts	$2,340	$464	19.8%
Adjustments for special items:
Manufactured PFAS products	(320)	(16)
Total special items	(320)	(16)
Adjusted amounts (non-GAAP measures) (b)	$2,020	$448	22.2%
Total Company
GAAP amounts	$8,829	$1,641	18.6%	$1,603	$302	18.8%	$1,299	$2.26
Adjustments for special items:
Net costs for significant litigation	—	250		250	25		225	0.39
Manufactured PFAS products	(320)	(16)		(16)	(4)		(12)	(0.02)
Total special items	(320)	234		234	21		213	0.37
Adjusted amounts (non-GAAP measures) (b)	$8,509	$1,875	22.0%	$1,837	$323	17.5%	$1,512	$2.63

	Three months ended March 31, 2023
(Dollars in millions, except per share amounts)	Net Sales	Sales Change	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective tax rate	Net Income Attributable to 3M	Earnings per Diluted Share	Earnings per diluted share percent change
Safety and Industrial
GAAP amounts			$601	21.6%
Adjustments for special items:
Net costs for significant litigation			(39)
Total special items			(39)
Adjusted amounts (non-GAAP measures) (b)			$562	20.2%
Transportation and Electronics
GAAP amounts	$2,050	(12.4)%	$294	14.4%
Adjustments for special items:
Manufactured PFAS products	(345)		(10)
Total special items	(345)		(10)
Adjusted amounts (non-GAAP measures) (b)	$1,705	(15.6)%	$284	16.7%
Total Company
GAAP amounts	$8,031	(9.0)%	$1,241	15.4%	$1,189	$210	17.7%	$976	$1.76	(22)%
Adjustments for special items:
Net costs for significant litigation	—		43		43	7		36	0.07
Manufactured PFAS products	(345)		(10)		(10)	(3)		(7)	(0.01)
Divestiture costs	—		102		102	20		82	0.15
Total special items	(345)		135		135	24		111	0.21
Adjusted amounts (non-GAAP measures) (b)	$7,686	(9.7)%	$1,376	17.9%	$1,324	$234	17.7%	$1,087	$1.97	(25)%
(b)These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Full Year 2023 Forecast
2023 adjusted earnings per share (non-GAAP measure)*(b)	$8.50	to	$9.00
2023 adjusted effective tax rate (non-GAAP measure)*(b)	18%	to	19%
*    3M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains; divestiture costs; divestiture-related restructuring; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted outlook guidance it provides until close of a transaction. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

	Three months ended March 31, 2023
Sales Change (a)	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(4.9)%	—%	(1.3)%	(2.8)%	(9.0)%
Remove manufactured PFAS products special item impact	(0.7)	—	—	—	(0.7)
Adjusted total Company (non-GAAP measures) (b)	(5.6)%	—%	(1.3)%	(2.8)%	(9.7)%

Transportation and Electronics	(8.0)%	—%	(1.0)%	(3.4)%	(12.4)%
Remove manufactured PFAS products special item impact	(3.3)	—	(0.1)	0.2	(3.2)
Adjusted Transportation and Electronics (non-GAAP measures) (b)	(11.3)%	—%	(1.1)%	(3.2)%	(15.6)%

By Geographic Area
Americas	1.2%	—%	(1.6)%	(0.5)%	(0.9)%
Remove manufactured PFAS products special item impact	(0.8)%	—%	—%	0.1%	(0.7)%
Adjusted Americas (non-GAAP measures) (b)	0.4%	—%	(1.6)%	(0.4)%	(1.6)%

Asia Pacific	(14.9)%	—%	(1.0)%	(5.4)%	(21.3)%
Remove manufactured PFAS products special item impact	(1.8)%	—%	—%	0.1%	(1.7)%
Adjusted Asia Pacific (non-GAAP measures) (b)	(16.7)%	—%	(1.0)%	(5.3)%	(23.0)%

Europe, Middle East & Africa	(4.5)%	—%	(1.0)%	(4.9)%	(10.4)%
Remove manufactured PFAS products special item impact	0.6%	—%	—%	(0.1)%	0.5%
Adjusted Europe, Middle East & Africa (non-GAAP measures) (b)	(3.9)%	—%	(1.0)%	(5.0)%	(9.9)%

	Full-Year 2023 Forecast
Worldwide Sales Change (a)	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company*	(3)% to flat %	—%	(1)%	(2)% to (1)%	(6)% to (2)%
Remove manufactured PFAS products impact*	—%	—%	—%	—%	—%
Adjusted total Company (non-GAAP measures)* (b)	(3)% to flat %		(1)%	(2)% to (1)%	(6)% to (2)%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended March 31,
Major GAAP Cash Flow Categories (dollars in millions)	2023	2022
Net cash provided by (used in) operating activities	$1,275	$1,011
Net cash provided by (used in) investing activities	(386)	(263)
Net cash provided by (used in) financing activities	(716)	(2,054)

	Three months ended March 31,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2023	2022
Net cash provided by (used in) operating activities	$1,275	$1,011
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	58	128
Divestiture costs after-tax payment impacts	43	—
Divestiture-related restructuring after-tax payment impacts	2	—
Manufactured PFAS products impact	13	11
Total adjustments for special items	116	139
Adjusted net cash provided by (used in) operating activities (non-GAAP measure) (c)	$1,391	$1,150
Purchases of property, plant and equipment (PPE)	(475)	(424)
Manufactured PFAS products impact - removing related purchases of PPE	30	37
Adjusted purchases of PPE (non-GAAP measure) (c)	$(445)	$(387)
Adjusted free cash flow (non-GAAP measure) (c)	$946	$763

Adjusted net income attributable to 3M (non-GAAP measure) (b)	$1,087	$1,512
Adjusted free cash flow conversion (non-GAAP measure) (c)	87%	50%

(Dollars in billions)	Full Year 2023 Forecast
Net cash provided by (used in) operating activities*	$5.8 to $6.3
Adjustments for special items*	—
Adjusted net cash provided by (used in) operating activities	$5.8 to $6.3
Purchase of property, plant and equipment (PPE)	($1.5 to $1.8)
Manufactured PFAS products impact — removing related purchases of PPE	~$0.2
Adjusted purchases of PPE (non-GAAP measure) (c)	($1.3 to $1.6)
Adjusted free cash flow* (c)	$4.2 to $5.0

Net income attributable to 3M*	$4.7 to $5.0
Adjustments for special items*	—
Adjusted net income attributable to 3M* (b)	$4.7 to $5.0
Adjusted free cash flow conversion* (c)	90% to 100%
(c)3M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Adjusted EBITDA and adjusted EBITDA margin (non-GAAP measures):

	Adjusted EBITDA (non-GAAP measure) (d)		Adjusted EBITDA Margin (non-GAAP measure) (d)
	Three months ended March 31,		Three months ended March 31,
(Dollars in millions)	2023	2022	2023	2022
Safety and Industrial	$696	$834	25.0%	27.4%
Transportation and Electronics	361	532	21.2%	26.3%
Health Care	510	601	25.3%	28.2%
Consumer	217	256	18.2%	19.6%
Corporate and Unallocated	29	94
Total Company	$1,813	$2,317	23.6%	27.2%

	Three months ended March 31,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2023	2022
Adjusted net sales (non-GAAP measure) (b)	$7,686	$8,509

Net income attributable to 3M	976	1,299
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	5	4
(Income)/loss from unconsolidated subsidiaries, net of taxes	(2)	(2)
Provision for income taxes	210	302
Other expense/(income):
Interest (Income)/expense	83	105
Pension & OPEB non-service cost (benefit)	(31)	(67)
Depreciation and amortization (DA) expense	466	459
Adjustments for special items:
Net costs for significant litigation	43	250
Manufactured PFAS products impact:
Remove manufactured PFAS products operating (income) loss	(10)	(16)
Subtract PFAS-related amount included in DA above	(29)	(17)
Divestiture costs	102	—
Total special items	106	217
Adjusted EBITDA (non-GAAP measure) (d)	$1,813	$2,317
Adjusted EBITDA margin (non-GAAP measure) (d)	23.6%	27.2%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended March 31, 2023 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure) (b)	$2,779	$1,705	$2,010	$1,192	$—	$7,686
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure) (b)	$562	$284	$360	$179	$(9)	$1,376
Add/(subtract):
Add depreciation and amortization (DA) expense	134	106	150	38	38	466
Subtract PFAS-related amount included in DA above	—	(29)	—	—	—	(29)
Adjusted EBITDA (non-GAAP measure) (d)	$696	$361	$510	$217	$29	$1,813
Adjusted EBITDA margin (non-GAAP measure) (d)	25.0%	21.2%	25.3%	18.2%		23.6%

Adjusted EBITDA (non-GAAP measure) Three months ended March 31, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure) (b)	$3,051	$2,020	$2,128	$1,309	$1	$8,509
Business segment operating income (measure of segment operating performance), adjusted for special items (non-GAAP measure) (b)	$690	$448	$445	$219	$73	$1,875
Add/(subtract):
Add depreciation and amortization (DA) expense	144	101	156	37	21	459
Subtract PFAS-related amount included in DA above	—	(17)	—	—	—	(17)
Adjusted EBITDA (non-GAAP measure) (d)	$834	$532	$601	$256	$94	$2,317
Adjusted EBITDA margin (non-GAAP measure) (d)	27.4%	26.3%	28.2%	19.6%		27.2%

(d)3M defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, 3M defines adjusted EBITDA as business segment operating income (loss) (3M’s measure of segment operating performance) adjusted for special items that is then further adjusted for depreciation and amortization (DA) expense, net of the PFAS-related amount included in DA. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales, adjusted for special items.

Net debt (non-GAAP measure):

Net Debt (non-GAAP measure)	March 31, 2023	December 31, 2022
Total debt	$15,960	$15,939
Less: Cash, cash equivalents and marketable securities	3,992	3,916
Net debt (non-GAAP measure) (e)	$11,968	$12,023

(e)The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos, PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities, external legal fees, and insurance recoveries, along with the associated tax impacts. Prior to initiating voluntary chapter 11 bankruptcy proceedings in July 2022, net costs related to Combat Arms Earplugs and Aearo-respirator mask/asbestos matters along with non-Aearo respirator mask/asbestos matters were reflected as special items in the Safety and Industrial business segment. During the bankruptcy period, net costs related to Combat Arms Earplugs and Aearo-respirator mask/asbestos matters are reflected as corporate special items in Corporate and Unallocated. In the first quarter of 2023 and 2022, 3M made payments of approximately $73 million and $161 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. In the first quarter of 2023, 3M made payments of approximately $54 million associated with divestiture costs.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the first quarter of 2023 and 2022, 3M made payments of approximately $3 million and $1 million, respectively, associated with divestiture-related restructuring actions.
Manufactured PFAS products:
•These amounts relate to sales and estimates of income and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, and certain changes in working capital.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news or on Twitter at @3M or @3MNews.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as Twitter @3M or @3MNews.
Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Media contact:
Tim Post, tpost3@mmm.com